Exhibit 99.1

NEWS FROM:
GRIFFIN INDUSTRIAL REALTY, INC.CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES ANNUAL DIVIDEND

NEW YORK, NEW YORK (November 16, 2016) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin”) announced today that its Board of Directors has declared an annual cash dividend of $0.30 per share on the Company’s common stock. The dividend is payable on December 8, 2016 to stockholders of record at the close of business on December 1, 2016. The Board’s decision to declare an annual dividend this fiscal year was based on Griffin’s projected cash flow and operating results for the fiscal year ending November 30, 2016 together with its expected cash position over the next fiscal year. Prospectively, Griffin expects to continue to consider the payment of an annual dividend late in the fiscal year based on that fiscal year’s results and cash flows and Griffin’s estimated future cash requirements.

Forward-Looking Statements:

This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin's beliefs and expectations regarding its expected cash position over the next fiscal year and factors related to the declaration and payment of future cash dividends. Although Griffin believes that its plans, intentions and expectations are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The estimates on which the assumptions are based, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Information" sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Griffin disclaims any obligation to update any estimates as a result of developments occurring after the date of this press release except as required by law.